Warrant Number: ”W06-1”

THIS WARRANT WILL BE VOID AND OF NO VALUE
UNLESS EXERCISED ON OR BEFORE DECEMBTER 6, 2008

THIS  WARRANT IS NOT TRANSFERABLE

MIGENIX INC.

(Incorporated under the laws of British Columbia)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") AND THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS MIGENIX INC. (“THE COMPANY”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Right to Purchase
963,125 Units

WARRANT FOR PURCHASE OF UNITS

THIS IS TO CERTIFY THAT, for value received, Canaccord Capital Corporation, of 2200 - 609 Granville Street, Vancouver, British Columbia  V7Y 1H2  (the “Holder”), is entitled to subscribe for and purchase up to 963,125 units (“Units”) of MIGENIX Inc. (the “Company”) at any time or times prior to 4:30 p.m. (Vancouver time) on December 6, 2008 at the price of $0.60 per Unit upon the terms and conditions set forth in this Warrant. Each Unit is comprised of one common share of the Company (a “Common Share”) and one-half of one non-transferrable Common Share purchase warrant (a “Share Warrant”).  Each whole Share Warrant is exercisable for a period of 60 months from the date hereof at an issue price of $0.80 per Common Share.  The Units will separate into Common Shares and Share Warrants immediately upon exercise of this Warrant.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part or parts (but not as to a fractional Unit) by surrender of this Warrant (properly endorsed) at the office of the Company’s registrar and transfer agent, Pacific Corporate Trust Company, of 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8, Vancouver, British Columbia, together with a certified cheque payable to or to the order of the Company in payment of the purchase price of the number of Units subscribed for.

In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares and Share Warrants underlying the Units purchased will be delivered to the Holder within three business days, after the rights represented by this Warrant have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of Units, if any, with respect to which this Warrant has not been exercised will also be issued to the Holder within such time.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND
CONDITIONS REFERRED TO IN THIS WARRANT

If the Company at any time subdivides its outstanding common shares into a greater number of shares, the Warrant purchase price will be proportionately reduced and the number of Units entitled to be purchased proportionately increased and, conversely, if the Company consolidates its outstanding common shares into a smaller number of shares, the Warrant purchase price will be proportionately increased and the number of Units entitled to be purchased under this Warrant will be proportionately decreased.

If any capital reorganization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another corporation is effected, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made by the Company whereby the Holder will have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Units immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, such shares of stock, or other securities as the Holder would have been entitled to receive if it had exercised the Warrant and held Units on the record date of such reorganization, reclassification, consolidation, merger or amalgamation.  The Company will not effect any merger or amalgamation unless prior to or simultaneously with the consummation of it the successor corporation (if other than the Company) resulting from such merger or amalgamation assumes by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such the Holder such shares of stock or securities in accordance with the foregoing provisions.

2.

If at any time:

(a)

the Company pays any dividend payable in stock upon its common shares or make any distribution to the holders of its Common Shares;

(b)

the Company offers for subscription pro rata to the holders of its Common Shares any additional securities or other rights;

(c)

there is any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)

there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company will give to the Holder of this Warrant at least 20 days’ prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least 20 days’ prior written notice of the date when the same will take place.  Such prior notice will also specify, in the case of any such dividend, distribution or subscription rights, the record date on which the holder of the Common Shares will become entitled, and such notice will also specify the date on which the holders of Common Shares will be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up as the case may be.  Each such written notice will be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

3.

As used in this Warrant, the term “Common Shares” means the Company’s presently authorized common shares.

4.

This Warrant will not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights.

5.

This Warrant and all rights under this Warrant are not transferable.

6.

This Warrant is exchangeable, upon the surrender of it by the Holder at the registered office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Units which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Units as shall be designated by such Holder at the time of such surrender.

IN WITNESS WHEREOF MIGENIX Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and this Warrant to be dated December 6, 2006.

MIGENIX INC.

Per:

___/s/ Arthur Ayres___

SUBSCRIPTION FORM

The undersigned hereby subscribes for the number of Units indicated below pursuant to the terms of the Warrant, and encloses full payment of the purchase price for the number of Units indicated.

The undersigned hereby represents and warrants to MIGENIX Inc. that the undersigned (i) is not in the United States or a U.S. person and (ii) is not exercising the Warrant for the account or benefit of or for resale to a person in the United States or a U.S. person.  “United States” and “U.S. person” are used herein as defined in Regulation S under the United States Securities Act of 1933, as amended.

Full Name	Address	Number of Units	Payment Enclosed

DATED at ___________________ this ________ day of __________________, __________.

CANACCORD CAPITAL CORPORATION

Authorized Signatory